                                                                     EXHIBIT 4.2

================================================================================





                            COMPOSITE CONFORMED COPY


                             OF THE NOTE AGREEMENTS



                                      Re:



                    $50,000,000 8.35% SERIES A SENIOR NOTES
                              DUE NOVEMBER 1, 2002
                                      AND
                    $20,000,000 7.15% SERIES B SENIOR NOTES
                              DUE NOVEMBER 1, 2002
                                       OF

                       SAVANNAH FOODS & INDUSTRIES, INC.





================================================================================

          COMPOSITE CONFORMED COPY OF THE NOTE AGREEMENTS RELATING TO:


                    $50,000,000 8.35% Series A senior Notes
                              Due November 1, 2002
                                      and
                    $20,000,000 7.15% Series B senior Notes
                              Due November 1, 2002
                                       of
                       SAVANNAH FOODS & INDUSTRIES, INC.


                           --------------------------

         Separate Note Agreements each dated as of September 1, 1992, in the form attached hereto into on October 5, 1992 between Savannah Foods & Industries, Inc. (the "Company"), and respectively, The Great-West Life Assurance Company, The Variable Annuity Life Insurance Company, The Minnesota Mutual Life Insurance Company, Mutual Trust Life Insurance Company, National Travelers Life Company and The Reliable Life Insurance Company (the "Note Purchasers"). Each of said Agreements was executed on behalf of the Company by William R. Steinhauer, its Vice President - Finance and W.W. Sprague, its President. Each of said Agreements was addressed to, and accepted by, the respective Purchasers as set forth below:

                                                 Acceptance by Purchasers
                                                 ------------------------

                                        THE GREAT-WEST LIFE ASSURANCE
                                          COMPANY

                                        By /s/    Wanye T. Hoffman
                                           ------------------------------------
                                           Its    Vice President
                                                  Private Placement Investments

                                        By /s/    G. Douglas Hurley
                                           ------------------------------------
                                           Its    Vice President
                                                  Private Placement Investments

                                        THE VARIABLE ANNUITY LIFE INSURANCE
                                          COMPANY

                                        By /s/    Julia S. Tucker
                                           ------------------------------------
                                           Its    Investment Officer

                                        THE MINNESOTA MUTUAL LIFE INSURANCE
                                          COMPANY

                                        By: MIMLIC ASSET MANAGEMENT COMPANY

                                        By /s/    Guy M. De Lambert
                                           ------------------------
                                           Its    Vice President


                                        MUTUAL TRUST LIFE INSURANCE COMPANY

                                        By: MIMLIC ASSET MANAGEMENT COMPANY

                                        By /s/    Lynne M. Mills
                                           ---------------------
                                           Its    Vice President



                                        NATIONAL TRAVELERS LIFE COMPANY

                                        By: MIMLIC ASSET MANAGEMENT COMPANY

                                        By /s/    Lynne M. Mills
                                           ---------------------
                                           Its    Vice President



                                        THE RELIABLE LIFE INSURANCE COMPANY

                                        BY:  MIMLIC ASSET MANAGEMENT COMPANY

                                        By  /s/   Lynne M. Mills
                                            --------------------
                                            Its   Vice President

                                                      [COMPOSITE CONFORMED COPY]
================================================================================

                       SAVANNAH FOODS & INDUSTRIES, INC.





                                 NOTE AGREEMENT


                         Dated as of September 1, 1992





Re:                  $50,000,000 8.35% Series A Senior Notes
                              Due November 1, 2002

                                      and

                    $20,000,000 7.15% Series B Senior Notes
                              Due November 1, 2002




================================================================================

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

SECTION                                                  HEADING                                                               PAGE
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.                    DESCRIPTION OF NOTES AND COMMITMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

    Section 1.1.                  Description of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Section 1.2.                  Commitment, Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    Section 1.3.                  Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 2.                    PREPAYMENT OF NOTES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

    Section 2.1.                  Required Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    Section 2.2.                  Optional Prepayment with Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    Section 2.3.                  Notice of Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    Section 2.4.                  Application of Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    Section 2.5.                  Direct Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

SECTION 3.                    REPRESENTATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

    Section 3.1.                  Representations of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    Section 3.2.                  Representations of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

SECTION 4.                    CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

    Section 4.1.                  Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    Section 4.2.                  Waiver of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

SECTION 5.                    COMPANY COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

    Section 5.1.                  Corporate Existence, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    Section 5.2.                  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    Section 5.3.                  Taxes, Claims for Labor and Materials, Compliance with Laws; Environmental Compliance . . . .  7
    Section 5.4.                  Maintenance, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 5.5.                  Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 5.6.                  Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 5.7.                  Consolidated Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 5.8.                  Indebtedness Ratios . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    Section 5.9.                  Fixed Charges Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    Section 5.10.                 Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    Section 5.11.                 Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
    Section 5.12.                 Mergers, Consolidations and Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . .   12
    Section 5.13.                 Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13


    Section 5.14.                 Designation of Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    Section 5.15.                 Repurchase of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    Section 5.16.                 Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    Section 5.17.                 Termination of Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    Section 5.18.                 Reports and Rights of Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 6.                    EVENTS OF DEFAULT AND REMEDIES THEREFOR . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

    Section 6.1.                  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    Section 6.2.                  Notice to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    Section 6.3.                  Acceleration of Maturities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    Section 6.4.                  Rescission of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION 7.                    AMENDMENTS, WAIVERS AND CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

    Section 7.1.                  Consent Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    Section 7.2.                  Solicitation of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    Section 7.3.                  Effect of Amendment or Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

SECTION 8.                    INTERPRETATION OF AGREEMENT; DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

    Section 8.1.                  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    Section 8.2.                  Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    Section 8.3.                  Directly or Indirectly  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 9.                    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

    Section 9.1.                  Registered Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    Section 9.2.                  Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    Section 9.3.                  Loss, Theft, Etc. of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
    Section 9.4.                  Expenses, Stamp Tax Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
    Section 9.5.                  Powers and Rights Not Waived; Remedies Cumulative . . . . . . . . . . . . . . . . . . . . .   30
    Section 9.6.                  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
    Section 9.7.                  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
    Section 9.8.                  Survival of Covenants and Representations . . . . . . . . . . . . . . . . . . . . . . . . .   31
    Section 9.9.                  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
    Section 9.10.                 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
    Section 9.11.                 Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

Signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32



ATTACHMENTS TO NOTE AGREEMENT:

Schedule I    --    Names and Addresses of Note Purchasers and Amounts of Commitments

Exhibit A-1   --    Form of 8.35% Series A Senior Note due November 1, 2002

Exhibit A-2   --    Form of 7.15% Series B Senior Note due November 1, 2002

Exhibit B     --    Representations and Warranties of the Company

Exhibit C     --    Description of Special Counsel's Closing Opinion

Exhibit D     --    Description of Closing Opinion of Counsel to the Company

Exhibit E     --    Form of Letter of Transfer


                       SAVANNAH FOODS & INDUSTRIES, INC.
                                 TWO EAST BRYAN
                            SAVANNAH, GEORGIA  31402


                                 NOTE AGREEMENT


Re:                   $50,000,000 8.35% Series A Senior Notes
                              Due November 1, 2002

                                      and

                    $20,000,000 7.15% Series B Senior Notes
                              Due November 1, 2002


                                                                     Dated as of
                                                               September 1, 1992



To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Gentlemen:

    The undersigned, SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT.

     Section 1.1. Description of Notes. The Company will authorize the issue and sale of the following series of senior promissory notes:

           (a) $50,000,000 aggregate principal amount of its 8.35% Series A Senior Notes (the "Series A Notes") to be dated the date of issue, to bear interest from such date at the rate of 8.35% per annum, payable semiannually on the first day of each November and May in each year (commencing on the first of such dates after the Closing Date (hereinafter defined) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 10.35% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 1, 2002, and to be substantially in the form attached hereto as Exhibit A-1; and

Savannah Foods & Industries, Inc.                                 Note Agreement


           (b) $20,000,000 aggregate principal amount of its 7.15% Series B Senior Notes (the "Series B Notes" and, collectively with the Series A Notes, the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.15% per annum, payable semiannually on the first day of each November and May in each year (commencing on the first of such dates after the Closing Date (hereinafter defined)) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.15% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 1, 2002, and to be substantially in the form attached hereto as Exhibit A-2.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers."

     Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes of the series and in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

     Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of NationsBank, N.A., ABA No. 06 10 00052, Account No. 002 00000 711 in the amount of the purchase price at 11:00 A.M., Chicago time, on:

           (a) in the case of the Series A Notes, November 6, 1992 or such earlier date as the Company shall specify by not less than five business days' prior written notice to you (the "First Closing Date"); and

           (b) in the case of the Series B Notes, December 15, 1992 or such earlier date as the Company shall specify by not less than five business days' prior written notice to you (the "Second Closing Date").

     The First Closing Date and the Second Closing Date are hereinafter collectively referred to as the "Closing Dates" and, individually, as a "Closing Date." The Notes of each series delivered to you on the respective Closing Dates will be delivered to you in the form of a single registered Note of such series in the form attached hereto as Exhibit A-1 or Exhibit A-2, as the case may be, for the full amount of your purchase (unless different denominations are

Savannah Foods & Industries, Inc.                                 Note Agreement

specified by you) on such Closing Date, registered in your name or in the name of your nominee, all as you may specify at any time prior to the date fixed for delivery.

     Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes of each series set opposite such Purchasers' names in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements." The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2.     PREPAYMENT OF NOTES.

Section 2.1.    Required Prepayments

     (a) Series A Notes. The Company agrees that on November 1 in each year, commencing November 1, 1998 and ending November 1, 2001, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series A Notes an amount equal to the lesser of
(i) the respective amount set opposite each such date below or (ii) the principal amount of the Series A Notes then outstanding.

               REQUIRED PREPAYMENT DATE:      PRINCIPAL AMOUNT:
               -------------------------      -----------------
                   November 1, 1998             $ 6,250,000
                   November 1, 1999             $12,500,000
                   November 1, 2000             $12,500,000
                   November 1, 2001             $12,500,000

The entire remaining principal amount of the Series A Notes shall become due and payable on November 1, 2002.

     (b) Series B Notes. The Company agrees that on November 1 in each year, commencing November 1, 1998 and ending November 1, 2001, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series B Notes an amount equal to the lesser of
(i) the respective amount set opposite each such date below or (ii) the principal amount of the Series B Notes then outstanding.

                   REQUIRED PREPAYMENT DATE:      PRINCIPAL AMOUNT:
                   -------------------------      -----------------
                        November 1, 1998           $ 2,500,000
                        November 1, 1999           $ 5,000,000
                        November 1, 2000           $ 5,000,000
                        November 1, 2001           $ 5,000,000

Savannah Foods & Industries, Inc.                                 Note Agreement


The entire remaining principal amount of the Series B Notes shall become due and payable on November 1, 2002.

     (c) No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.1.

     (d) For purposes of this Section 2.1, any prepayment of less than all of the outstanding Notes pursuant to Section 2.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on all Notes on November 1, 2002, and then to the remaining scheduled principal payments in inverse chronological order.

     Section 2.2. Optional Prepayment with Premium. In addition to the payments required by Section 2.1, upon compliance with Section 2.3 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two business days prior to the date of such prepayment pursuant to this Section 2.2.

     Section 2.3. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium that may be payable, including a reasonably detailed computation thereof, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

     Section 2.4. Application of Prepayments. All partial payments pursuant to Section 2.1 in respect of any series of Notes shall be applied on all outstanding Notes of such series ratably in accordance with the unpaid principal amounts thereof. All partial prepayments pursuant to Section 2.2 shall be applied on all outstanding Notes (without distinction as to series) ratably in accordance with the unpaid principal amounts thereof.

     Section 2.5. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this Section
2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said

Savannah Foods & Industries, Inc.                                 Note Agreement

principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing.

SECTION 3.   REPRESENTATIONS.

     Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     Section 3.2. Representations of the Purchaser. You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control. You further represent that you are acquiring the Notes for your own account and with your general corporate assets and not with the assets of any separate account in which any employee benefit plan has any interest. As used in this Section, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

SECTION 4.   CLOSING CONDITIONS.

     Section 4.1. Conditions. Your obligation to purchase the Notes on the related Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

         (a) Closing Certificate. You shall have received a certificate dated the related Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you (i) to the effect that (A) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the related Closing Date, (B) the Company has performed all of its obligations hereunder which are to be performed on or prior to the related Closing Date, and (C) no Default or Event of Default has occurred and is continuing, and (ii) updating Annex B to Exhibit B hereto so as to describe all Current Debt, Funded Debt, Capitalized Leases and Long-





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     Term Leases of the Company outstanding on the related Closing Date, after giving effect to the application of the proceeds of the Notes.

         (b) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Miller, Simpson & Tatum, counsel for the Company, their respective opinions dated the related Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

         (c) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the related Closing Date pursuant to this Agreement and the other Agreements referred to in Section 1.3. The consummation of the transactions contemplated to occur on the First Closing Date shall have so occurred in accordance with the terms and provisions hereof on or prior to the Second Closing Date.

         (d) Private Placement Number. A Private Placement Number for the Notes shall have been obtained from Standard & Poor's Corporation.

         (e) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     Section 4.2. Waiver of Conditions. If on any Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in Section 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this
Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

SECTION 5.   COMPANY COVENANTS.

     From and after the First Closing Date and continuing so long as any amount remains unpaid on any Note:

     Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 5.12.





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     Section 5.2.  Insurance.  The Company will maintain, and will cause each
Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties. Notwithstanding the foregoing, each policy of insurance maintained by the Company or any Restricted Subsidiary shall contain a 30 day non-cancellation clause.

     Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws; Environmental Compliance. (a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided, however, that the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended and ERISA, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Restricted Subsidiaries or would result in any Lien not permitted under Section 5.10.

     (b) The Company shall comply with all applicable Environmental Laws, now existing or later enacted, except where the failure to so comply could not have a material adverse effect on the business, profits, prospects, properties or condition (financial or otherwise) of the Company or any Restricted Subsidiary. The Company at its sole expense shall take or cause to be taken all appropriate action necessary to cure any violation by the Company of any applicable Environmental Laws, which violation could have a material adverse effect on the business, profits, prospects, properties or condition (financial or otherwise) of the Company or any Restricted Subsidiary. The Company shall not manufacture, possess, use, generate, store, transport, treat, release, discharge, emit or dispose any Hazardous Material except in de minimus amounts and in compliance in all material respects with all applicable Environmental Law. The Company shall promptly take, or cause to be taken, in compliance with all applicable Environmental Law, all response action required or directed by any governmental authority to abate, clean up, remove and remediate any Hazardous Material released at, disposed at, contaminating, polluting or impairing, any real or personal property owned, occupied or operated by the Company.





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     Section 5.4.  Maintenance, Etc.  The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries as described in the Private Placement Offering Memorandum dated April, 1992, prepared by Canadian Imperial Bank of Commerce.

     Section 5.6. Current Ratio. The Company will at all times keep and maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities at not less than 1.25 to 1.00.

     Section 5.7. Consolidated Tangible Net Worth. The Company will at all times during each fiscal quarter keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of:

           (i) the Base Amount;

     plus

          (ii) 20% of Consolidated Net Income for each fiscal year of the Company, beginning with the fiscal year starting December 30, 1991 and ending with the fiscal year starting January 2, 1996 (it being agreed that for the purposes of making any calculation under this clause (ii), Consolidated Net Income which is a deficit figure for any such fiscal year ending on or before December 30, 1996, shall be deemed to be zero).

     Section 5.8. Indebtedness Ratios. (a) The Company will not at any time permit the ratio of Consolidated Funded Debt to Total Capitalization to exceed 45%.

     (b) The Company will not at any time permit the ratio of Basket Indebtedness to Consolidated Tangible Net Worth to exceed 20%.

     (c) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 5.8 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

     Section 5.9. Fixed Charges Coverage Ratio. The Company will keep and maintain the ratio of Net Income Available for Fixed Charges to Fixed Charges (determined as of the





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end of each fiscal quarter for the period of four consecutive fiscal quarters ending on such quarter end date, taken as a single accounting period) at not less than 2.00 to 1.00.

     Section 5.10. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
     Section 5.3;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;


          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) Liens securing Indebtedness of a Wholly-owned Restricted Subsidiary to the Company or to another Wholly-owned Restricted Subsidiary and any extension, renewal or replacement of any such Lien provided, that
     (i) the Lien so extended, renewed or replaced shall not encumber any property of the Company or any Restricted Subsidiary which was not subject to the Lien so extended, renewed or replaced, and (ii) there shall be no increase in the principal amount of Indebtedness secured by such Lien;





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          (f)  Liens on inventories of the Company consisting of sugar processed from sugar beets and sugarcane securing Current Debt of the Company or any Restricted Subsidiary to the United States Commodity Credit Corporation, provided that the sole recourse of the United States Commodity Credit Corporation for any Current Debt so secured shall be to the related seasonal sugar inventories of the Company and shall not extend to any other sugar inventories whether existing at the time such Current Debt is incurred or arising thereafter or to the general credit of the Company;

          (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and
     (iii) all Indebtedness secured by such Liens is otherwise permitted by the provisions of this Agreement, including, without limitation thereof, by the provisions of Section Section 5.8 and 5.9 (all such Liens incurred pursuant to and in accordance with this Section 5.10(G) being hereinafter referred to as "Purchase Money Liens"); and

          (h)  in addition to those Liens permitted by the foregoing paragraphs
     (a) through (g), any Lien (other than any Lien securing Debt of the Company or any Restricted Subsidiary which is not a Purchase Money Lien) created after the Closing Date, provided that the Indebtedness secured by any such Lien is otherwise permitted by the provisions of this Agreement, including, without limitation thereof, by the provisions of Section
     Section 5.8 and 5.9.

     Section 5.11. Investments. The Company will not, and will not permit any Restricted Subsidiary to, make any Investments, other than:

          (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

          (b) Investments in commercial paper of any Person maturing in 360 days or less from the date of issuance thereof which, at the time of acquisition by the Company or any Restricted Subsidiary, are accorded a rating of A-1 or better by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.;





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Savannah Foods & Industries, Inc.                                 Note Agreement

          (c) Investments in (i) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof, and (ii) obligations (including, without limitation, notes and bonds) of any Person which at the time of acquisition by the Company or any Restricted Subsidiary, are accorded a rating of AA or better by Standard & Poor's Corporation or Aa2 or better by Moody's Investors Service, Inc., or their respective successors, and which mature in twelve months or less from the date of acquisition thereof, it being agreed that the maturity of any obligation shall include puts, announced calls, auctions or other similar features which allow redemption by the holder of any such obligation;

          (d) Investments in deposits, certificates of deposit or bankers' acceptances, in each case maturing within one year from the date of issuance thereof, issued by a bank or trust company approved by the Board of Directors of the Company, organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit at the time of acquisition thereof by the Company or a Restricted Subsidiary, are accorded a rating of A or better by Standard & Poor's Corporation or A2 or better by Moody's Investors Service, Inc., or their respective successors;

          (e) Investments in so-called "money market preferred stock", (the dividends with respect to which are re-set at least four times annually) issued by a corporation organized under the laws of the United States or any state thereof and whose common stock is listed on the American or New York Stock Exchange, which preferred stock at the time of acquisition thereof by the Company or any Restricted Subsidiary, is accorded a rating of "A" or better by Standard and Poor's Corporation or "a2" or better by Moody's Investor Service, Inc., or an equivalent rating by any other nationally recognized credit rating agency of similar standing;

          (f) Investments in repurchase agreements maturing in 30 days or less with a bank or trust company which is a primary government securities dealer (as chosen by the United States Federal Reserve Bank) or which meets the requirements of paragraph (d) of this Section 5.11 and which repurchase agreements are fully secured by obligations of the type described in clause (i) of paragraph (c) of this Section 5.11;

          (g) Investments in shares of mutual funds operated by Merrill Lynch & Co., Smith Barney, Harris Upham & Co. and John Nuveen & Co., and other United States corporations of similar national standing approved by the Board of Directors of the Company, in any case whose investments are limited to those permitted by paragraphs (b), (c), (d) and (e) of this
     Section 5.11;

          (h) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary;





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Savannah Foods & Industries, Inc.                                 Note Agreement


          (i) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries, whether evidenced by a note or otherwise;

          (j) Related Investments in an amount not exceeding (i) 30% of Total Capitalization minus (ii) the amount of Unrelated Investments at the time outstanding;

          (k)  Unrelated Investments in an amount not exceeding the lesser of
     (i) $20,000,000 or (ii) (A) 30% of Total Capitalization minus (B) the amount of Related Investments at the time outstanding.

     In valuing any Investments for the purpose of applying the limitations set forth in this Section 5.11, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

     For purposes of this Section 5.11, at any time when a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

     Section 5.12. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of (including, without limitation, any disposition in connection with a sale and leaseback transaction) all or any substantial part (as defined in paragraph (e) of this Section 5.12) of the assets of the Company and its Restricted Subsidiaries; provided, however, that:

          (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

          (2) the Company may consolidate or merge with any other corporation if (i) either (A) the Company shall be the surviving or continuing corporation, or (B) if the Company is not the surviving or continuing corporation, the corporation (hereinafter called the "Surviving Company") formed by such consolidation or the corporation into which the Company shall have been merged (y) shall be a corporation organized under the laws of the United States, or any state, territory or possession of the United States or the District of Columbia, (z) shall have expressly and unconditionally assumed by a written instrument satisfactory in form to the holders of the Notes the due and punctual payment of the principal of and interest and premium, if any, on the Notes and the due and punctual performance of all the covenants and conditions of this Agreement and shall have furnished the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that such instrument has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Corporation enforceable in accordance with its terms, (ii) at the time of such





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Savannah Foods & Industries, Inc.                                 Note Agreement

     consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing; and

          (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Restricted Subsidiary.

     (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.12, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

     (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

          (1) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof (a copy of which, certified as true and correct by the chief financial officer of the Company, shall be promptly furnished to the holders of the Notes), that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company; and

          (2) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

     (d) In addition to the foregoing restrictions with respect to the sale of assets contained in this Section 5.12, the Company will not, and will not permit any Restricted Subsidiary to, discount or sell any of its notes receivable or accounts receivable other than at face value and without recourse.

     (e) As used in this Section 5.12, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 20% of Consolidated Assets, determined as of the end of the immediately preceding fiscal year. Any sale of assets shall not be included in any computation under this paragraph (e) to the extent that the proceeds of such sale are applied, within one year after such sale, (i) to the purchase of other fixed assets useful and to be used in





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

Savannah Foods & Industries, Inc.                                 Note Agreement


the business of the Company and its Restricted Subsidiaries and, pending such application, are maintained by the Company or any Restricted Subsidiary in a segregated account or (ii) to prepay the Notes pursuant to the terms of Section 2.2.

     Section 5.13. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except
(i) Guaranties of the Company or any Restricted Subsidiary guaranteeing obligations of any Restricted Subsidiary incurred in the ordinary course of business, which obligations do not constitute Debt and are not otherwise prohibited hereunder, or (ii) Guaranties of the Company or any Restricted Subsidiary which constitute Debt, are limited in amount to a stated maximum dollar exposure or contribution and are permitted by the provisions of this Agreement including, without limitation, Section Section 5.8 and 5.9.

     Section 5.14. Designation of Restricted Subsidiaries. The Company may at any time designate any Subsidiary to be a Restricted Subsidiary by resolution of the Board of Directors of the Company (a copy of which shall be promptly furnished to the holders of the Notes); provided, however, that no Subsidiary shall be designated as a Restricted Subsidiary if, at the time thereof or after giving effect to such designation, any Default or Event of Default shall occur and then be continuing. The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by resolution of the Board of Directors of the Company (a copy of which shall be promptly furnished to the holders of the Notes); provided, however, that (i) no Restricted Subsidiary shall be designated an Unrestricted Subsidiary if, at the time thereof or after giving effect to such designation, any Default or Event of Default shall exist and
(ii) any such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be irrevocable.

     Section 5.15. Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by any Restricted Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, Section 6.3,
Section 6.4 and Section 7.1.

     Section 5.16. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.





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     Section 5.17.  Termination of Pension Plans.  The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

     Section 5.18. Reports and Rights of Inspection. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this Section 5.18 and concurred in by the independent public accountants referred to in Section 5.18(B) hereof), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

          (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

               (2) consolidated statements of income of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

               (3) consolidated statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

          (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

               (1) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year, and






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                (2)  consolidated and consolidating statements of income and retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

    in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

        (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary, the subject matter of which could have a material adverse effect on the assets, business, operations or financial condition of the Company or such Restricted Subsidiary, as the case may be, and any management letter received from such accountants;

        (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any material orders in any material proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

        (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan as to which the PBGC by regulation has not waived the 30 day notification requirement; provided, however, that the loss of plan qualification and the failure to meet the minimum funding standards shall be Reportable Events requiring notice hereunder regardless of the issuance of any waivers of notice to the PBGC; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan by means of a distress termination under Section 4041(c) of ERISA or an involuntary termination under Section 4042 of ERISA; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan which would result in withdrawal liability in excess of $1,000,000; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of





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    the taking of any action by, the Internal Revenue Service, the
    Department of Labor or the PBGC with respect to any of the foregoing;

        (f)  Officer's Certificates.  Within the periods provided in paragraphs
    (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 5.6 through Section 5.17 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements (including, specifically, at the time of any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary) any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

        (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

        (h) Unrestricted Subsidiaries. Within the periods provided in paragraph (b) above, financial statements of the character and for the dates and periods as in said paragraph (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis); and

        (i) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection; provided, however, that if such visitation or inspection is made during





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any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse you or such holder for all such expenses promptly on demand.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

          (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

          (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in Section 2.1; or

          (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Material Debt (other than the Notes) and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (e)  The acceleration of any Material Debt (other than the Notes); or

          (f) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.6 through Section 5.13; or

          (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by the holder of any Note; or

          (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (i) Final judgment or final judgments for the payment of money aggregating in excess of $10,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 45 days from the date of its entry; or





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          (j)  The Company fails to issue the Series B Notes in the amount set forth in Section 1.1(B) on the Second Closing Date; or

          (k) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

          (l) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

          (m) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

     Section 6.2. Notice to Holders. When any Event of Default described in the foregoing Section 6.1 has occurred, or if the holder of any Note or of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all holders of the Notes then outstanding.

     Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of Section 6.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (d) through (j), inclusive, of said Section 6.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k), (l) or (m) of Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal outstanding, together with interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or





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thereon, including reasonable compensation to such holder's or holders'
attorneys for all services rendered in connection therewith.

     Section 6.4. Rescission of Acceleration. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (j), inclusive, of Section 6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS.

     Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (i) which will change the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this Section 7 or Section 6, or (iv) which will amend or modify any other term or provision hereof prior to the Second Closing Date.

     Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied





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Savannah Foods & Industries, Inc.                                 Note Agreement

by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

     Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS.

     Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Base Amount" shall mean, for the purposes of any determination under
Section 5.7, $190,000,000 plus, or minus, as the case may be, any benefit, or charge, respectively, which is attributable solely to a non-recurring accounting change.

     "Basket Indebtedness" means the sum of (i) all Indebtedness of the Company or a Restricted Subsidiary secured by Liens other than Liens permitted by Section Section 5.10(A) through (F) plus (without duplication) (ii) all Funded Debt of a Restricted Subsidiary incurred subsequent to June 30, 1992.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.





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     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Savannah Foods & Industries, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Savannah Foods & Industries, Inc.

     "Consolidated Assets" shall mean, as of the date of any determination thereof, the aggregate amount of assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP after deducting all Investments in Unrestricted Subsidiaries.

     "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean as of the date of any determination thereof such assets and liabilities of the Company and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

     "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" for any period shall mean the net income of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis, but excluding in any event:

          (a)  extraordinary items; and

          (b)  the effects of non-recurring accounting changes.

     "Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof the aggregate amount of the capital stock (less treasury stock), surplus and retained earnings of the Company and its Restricted Subsidiaries after deducting (i) goodwill, patents, trade names, trademarks, unamortized debt discount and expense, organization expense, deferred and prepaid expenses included in assets which do not constitute current assets, the excess of cost of shares acquired over book value of related assets, any reappraisal, revaluation or write-up of assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP, (ii) Investments in Unrestricted Subsidiaries, and (iii) Minority Interests.

     "Current Debt" of the Company or any Restricted Subsidiary shall mean, as of the date of any determination thereof, all Debt of the Company or such Restricted Subsidiary having a final maturity of less than one year from the date of origin thereof and which is not renewable





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or extendable at the option of the obligor for a period or periods of one year or more from the date of origin.

     "Debt" of the Company or any Restricted Subsidiary shall mean, as of the date of any determination thereof:

          (i) all Indebtedness of the Company or any Restricted Subsidiary for borrowed money or evidenced by notes, bonds, debentures or similar evidences of Indebtedness of the Company or any Restricted Subsidiary;

          (ii) obligations secured by any Lien upon property owned by the Company or any Restricted Subsidiary or created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any Restricted Subsidiary, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under any such arrangement in the event of default are limited to repossession or sale of property including, without limitation, obligations secured by Liens arising from the sale or transfer of notes or accounts receivable, but, in all events, excluding trade payables and accrued expenses constituting current liabilities;

          (iii)  Capitalized Rentals;

          (iv) reimbursement obligations in respect of credit enhancement instruments including letters of credit (excluding, however, letters of credit and surety bonds issued in commercial transactions in the ordinary course of business which are not financial guaranties); and

          (v) Guaranties of (a) obligations of others of the character referred to hereinabove in this definition and (b) obligations of Unrestricted Subsidiaries.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Environmental Law" shall mean any international, foreign, federal, state, regional, county, local, governmental, public or private statute, law, regulation, ordinance, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention or other requirement, pertaining to protection of the environment, health or safety of persons, natural resources, conservation, wildlife, waste management, any Hazardous Material Activity and pollution (including, without limitation, regulation of releases and disposals to air, land, water and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section Section 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section
Section 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section Section 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Section Section 7401 et seq., and any similar





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or implementing state law, and all amendments, rules, regulations, guidance documents and publications promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.
References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in Section 6.1.

     "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries.

     "Funded Debt" of the Company or any Restricted Subsidiary shall mean, as of the date of any determination thereof, (i) all Debt (including Guaranties) of the Company or any Restricted Subsidiary having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, plus (but without duplication) (ii) Current Debt (other than Current Debt secured by Liens permitted by Section 5.10(F)) unless there has been a period of at least 30 consecutive days during the twelve-month period immediately preceding the date of any determination hereunder during which the Company has been free of Current Debt plus (but without duplication) (iii) Debt described in clause (v)(b) of the definition of "Debt".

     "GAAP" shall mean generally accepted accounting principles at the time in the United States.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other





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property or services primarily for the purpose of assuring the owner of such
Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Material" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which, is prohibited, controlled or regulated by any Environmental Law.

     "Hazardous Material Activity" shall mean any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, discharge, emission, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Material.

     "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all Debt.

     "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

     "Interest Charges" for any period shall mean all interest (including, without limitation, imputed or express interest in respect of Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

     "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations,





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
Savannah Foods & Industries, Inc.                                 Note Agreement


exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by Section 2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal to or higher than the interest rate then borne by a particular series of Notes, the Make-Whole Amount with respect to the Notes of such series shall be zero. For purposes of any determination of the Make-Whole Amount:

           "Reinvestment Rate" shall mean (a) the sum of .50%, plus the yield reported at 10:00 A.M. (New York time) by the Telerate Access Service (page 8033) provided by the Telerate Information System for "On the Run" United States Treasury securities, or, if such service is not available, the yield reported by any other nationally recognized trading screen reporting on-line intraday trading in United States government securities at 10:00 A.M. (New York time), in either case for United States government securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal being prepaid, or (b) in the event that no such nationally recognized trading screen reporting on-line trading in United States government securities is available, "Reinvestment Rate" shall mean the sum of .50%, plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by Section 2.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate,

Savannah Foods & Industries, Inc.                                 Note Agreement


     the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used

           "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

           "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less (2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of Section 2.1, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in (i).

     "Material Debt" shall mean, as of the date of any determination thereof, one or more obligations of the Company or any Restricted Subsidiary constituting Debt which, individually or in the aggregate, exceed $3,000,000.

     "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (iii) Fixed Charges of the Company and its Restricted Subsidiaries during such period.

Savannah Foods & Industries, Inc.                                Note Agreement


     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Purchasers" shall have the meaning set forth in Section 1.1.

     "Related Investments" shall mean equity Investments by the Company or any Restricted Subsidiary in businesses related to the ongoing business lines of the Company as of the Closing Date.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property (whether in connection with a sale and leaseback transaction or otherwise), but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Restricted Subsidiary" shall mean any Subsidiary which has been designated by the Company as a Restricted Subsidiary either in Annex A to Exhibit B attached hereto or in accordance with Section 5.14.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Total Capitalization" shall mean, as of any date of determination thereof, the sum of Consolidated Tangible Net Worth plus Consolidated Funded Debt.

     "Unrelated Investments" shall mean equity Investments by the Company or any Restricted Subsidiary in any Person, which Investments are not Related Investments.

Savannah Foods & Industries, Inc.                                 Note Agreement


     "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Debt shall be owned by the Company and/or one or more of its Wholly- owned Subsidiaries.

     Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


SECTION 9.1.    MISCELLANEOUS.

     Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register") and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

     At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon
(i) surrender thereof at the principal office of the Company accompanied by a Letter of Transfer in substantially the form of Exhibit E hereto, with all required information completed. Upon receipt of the Note and Letter of Transfer, Company shall transfer or cause to be transferred such Note in accordance with the Letter of Transfer, without requiring any further action or delivery of any additional items on the part of such registered holder or the transferee.

     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

     Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note

Savannah Foods & Industries, Inc.                                Note Agreement


at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

     Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and

Savannah Foods & Industries, Inc.                                 Note Agreement


remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

     Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at Two East Bryan, Savannah, Georgia 31402, Attention: Chief Financial Officer or to such other address as the Company may in writing designate to you or to a subsequent holder of the
Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in
Schedule I and thereafter confirmed by registered or certified mail or by overnight air courier as aforesaid, or, in any case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

     Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

     Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

     Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Illinois law.

     Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Savannah Foods & Industries, Inc.                                Note Agreement


     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.



                                         SAVANNAH FOODS & INDUSTRIES, INC.



                                         By
                                           -------------------------------
                                              Its



                                         By
                                           -------------------------------
                                              Its

Accepted as of September 1, 1992.

                                         [VARIATION]



                                         By
                                           -------------------------------
                                              Its



                                         [By
                                           -------------------------------
                                              Its                         ]

                                                             PRINCIPAL AMOUNT
          NAME AND ADDRESS                                    OF NOTES TO BE
           OF PURCHASERS                                         PURCHASED

                                                Series A         Series B
THE GREAT-WEST LIFE ASSURANCE COMPANY          $25,000,000      $7,000,000
8515 East Orchard Road
3rd Floor, Tower 2
Englewood, Colorado  80111
Attention:  U.S. Private Placement Investments
Telefacsimile No.: (303) 689-6193
Confirmation No.: (303) 889-3000

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Savannah Foods & Industries, Inc., 8.35% Series A Senior Notes due 2002 or 7.15% Series B Senior Notes due 2002, principal or interest" and further identifying the allocation of each payment between principal and interest and confirming the principal balance) to:

           Norwest Bank Minnesota, N.A.
           Norwest Center
           Sixth Street and Marquette Avenue
           Minneapolis, Minnesota  55479-0065
           ABA No. 091000019

           for credit to the
           Trust Clearing Account 08-40-245
           Re:  The Great-West
           Life for Account No. 7-06277-00-1

Notices

     All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:





                                   SCHEDULE I
                              (to Note Agreement)

           Norwest Bank Minnesota, N.A.
           Norwest Center
           Sixth Street and Marquette Avenue
           Minneapolis, Minnesota  55479-0065
           Telefacsimile No.: (612) 667-4187
           Attention:  Craig Johnson, Financial
                       Institution's Services; Telephone
                       No.: (612) 667-7566

     All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. No. 98-0000673

                                                      PRINCIPAL AMOUNT
          NAME AND ADDRESS                             OF NOTES TO BE
           OF PURCHASERS                                  PURCHASED

                                         Series A         Series B
THE VARIABLE ANNUITY LIFE               $10,000,000      $13,000,000
  INSURANCE COMPANY
c/o American General Corporation
2929 Allen Parkway
Houston, Texas  77019
Attention:  Private Placements, A37-01
Telefacsimile No.: (713) 831-1366
Confirmation No.: (713) 831-1140

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Savannah Foods & Industries, Inc., 8.35% Series A Senior Notes due 2002 or 7.15% Series B Senior Notes due 2002, principal or interest") to:

           State Street Bank and Trust Company
           Boston, Massachusetts  02101
           ABA No. 011000028
           Re The Variable Annuity Life
              Insurance Company
           Account No. 0125-821-9
           Fund Number:  PA 54

Notices

     All notices of payment, on or in respect of the Notes and written confirmation of each such payment to:

           The Variable Annuity Life
             Insurance Company and PA 54
           c/o State Street Bank and Trust Company
           1776 Heritage Drive A4E
           North Quincy, Massachusetts  02110

     All notices and communications, including a duplicate copy of all notices in respect to payments to be addressed as first provided above

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. No. 74-1625348

                                                               PRINCIPAL AMOUNT
          NAME AND ADDRESS                                      OF NOTES TO BE
           OF PURCHASERS                                           PURCHASED

                                                  Series A         Series B
THE MINNESOTA MUTUAL LIFE INSURANCE              $12,000,000        $     0
  COMPANY
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  MIMLIC Asset Management Company
Telefacsimile No.: (612) 223-5959
Confirmation No.: (612) 298-3826

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Savannah Foods & Industries, Inc., 8.35% Series A Senior Notes due 2002, principal or interest") to:

           The Federal Reserve Bank of Minneapolis
           for the account of
           The First Bank National Association
           Minneapolis, Minnesota
           ABA #091000022,
           BNF The Minnesota Mutual
             Life Insurance Company
           Account No. 801-10-00600

Notices

     All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. No. 41-0417830

                                                             PRINCIPAL AMOUNT
          NAME AND ADDRESS                                    OF NOTES TO BE
           OF PURCHASERS                                         PURCHASED

                                                Series A         Series B
MUTUAL TRUST LIFE INSURANCE COMPANY            $1,000,000        $      0
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Client Administrator
Telefacsimile No.: (612) 223-5959
Confirmation No.: (612) 298-3826

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Savannah Foods & Industries, Inc., 8.35% Series A Senior Notes due 2002, principal or interest") to:

           The Northern Trust Company
           50 South LaSalle Street
           Chicago, IL  60675
           ABA No. 07-1000-152
           for credit wire account No. 5186041000, for further credit to Mutual Trust Life Insurance Company, Account No. 26-00621
           Attention:  M.B.S. Department

           for credit to Mutual Trust Life Insurance Company Account No. 26-
           00621

Notices

     All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. No. 36-1516780

                                                       PRINCIPAL AMOUNT
          NAME AND ADDRESS                              OF NOTES TO BE
           OF PURCHASERS                                   PURCHASED

                                              Series A         Series B
NATIONAL TRAVELERS LIFE COMPANY               $1,000,000       $      0
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Client Administrator
Telefacsimile No.: (612) 223-5959
Confirmation No.: (612) 298-3826

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Savannah Foods & Industries, Inc., 8.35% Series A Senior Notes due 2002, principal or interest") to:

           Norwest Bank Minneapolis
           Minneapolis, Minnesota
           Attention:Bridgette Melberg,
                    Income Collections Department
                    ABA #091-0000-19
           for credit to the account of
           Trust Clearing Account No. 840245
           for further credit to
           National Travelers Life Company's
           Account No. 6C0318004

Notices

     All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  EMSEG & Co.

Taxpayer I.D. No. 42-0432940

                                                             PRINCIPAL AMOUNT
          NAME AND ADDRESS                                    OF NOTES TO BE
           OF PURCHASERS                                         PURCHASED

                                                Series A         Series B
THE RELIABLE LIFE INSURANCE COMPANY            $1,000,000        $      0
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Client Administrator
Telefacsimile No.: (612) 223-5959
Confirmation No.: (612) 298-3826

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Savannah Foods & Industries, Inc., 8.35% Series A Senior Notes due 2002, principal or interest") to:

           Federal Reserve Bank of Cleveland, Pittsburgh
           Branch, MELLON/PITT/TRUST
           ABA No. 043000261

           for credit to
           The Reliable Life Insurance Company
           Account No. 198-6676-50027010

Notices

     All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. No. 43-0476110

                       SAVANNAH FOODS & INDUSTRIES, INC.
                           8.35% Series A Senior Note
                              Due November 1, 2002

                              PPN: ______________

No.
                                                            ____________, 19__
$_______________


SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                       on the first day of November, 2002
                            the principal amount of


                                                         DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.35% per annum from the date hereof until maturity, payable semiannually on the first day of each November and May in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10.35% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Savannah, Georgia in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Series A Note is one of the 8.35% Series A Senior Notes due November 1, 2002 (the "Series A Notes") of the Company in the aggregate principal amount of $50,000,000 issued or to be issued, together with the 7.15% Series B Senior Notes due November 1, 2002 (collectively with the Series A Notes, the "Notes") of the Company in the aggregate principal amount of $20,000,000, under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of September 1, 1992 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Series A Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.





                                  EXHIBIT A-1
                              (to Note Agreement)

     This Series A Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Series A Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Series A Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company accompanied by a completed Letter of Transfer in substantially the form attached to the Note Agreements. Payment of or on account of principal, premium, if any, and interest on this Series A Note shall be made only to or upon the order in writing of the registered holder.


                                        SAVANNAH FOODS & INDUSTRIES, INC.



                                        By
                                          -------------------------------
                                          Its







                                    A-1-2

                       SAVANNAH FOODS & INDUSTRIES, INC.
                           7.15% Series B Senior Note
                              Due November 1, 2002

                              PPN: ______________


No.
                                                             ____________, 19__
$_______________


        SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                       on the first day of November, 2002
                            the principal amount of


                                                         DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.15% per annum from the date hereof until maturity, payable semiannually on the first day of each November and May in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.15% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Savannah, Georgia in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Series B Note is one of the 7.15% Series B Senior Notes due November 1, 2002 (the "Series B Notes") of the Company in the aggregate principal amount of $20,000,000 issued or to be issued, together with the 8.35% Series A Senior Notes due November 1, 2002 (collectively with the Series B Notes, the "Notes") of the Company in the aggregate principal amount of $50,000,000, under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of September 1, 1992 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Series B Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.





                                  EXHIBIT A-1
                              (to Note Agreement)

     This Series B Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Series B Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Series B Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company accompanied by a completed Letter of Transfer in substantially the form attached to the Note Agreements. Payment of or on account of principal, premium, if any, and interest on this Series B Note shall be made only to or upon the order in writing of the registered holder.


                                               SAVANNAH FOODS & INDUSTRIES, INC.



                                               By
                                                 ------------------------------
                                                 Its









                                    A-2-2

                         REPRESENTATIONS AND WARRANTIES


             The Company represents and warrants to you as follows:

             1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex 1 constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

             2. Corporate Organization and Authority. The Company, and each Restricted Subsidiary,

                     (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                     (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                     (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

             3. Business and Property. You have heretofore been furnished with a copy of the Private Placement Offering Memorandum dated April, 1992 (the "Memorandum") prepared by Canadian Imperial Bank of Commerce which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

             4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 28, 1986, January 3, 1988, January 1, 1989, December 31, 1989, December 30, 1990 and December 29, 1991, inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by , have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of March 31, 1992, and the unaudited statements of income and retained earnings and cash flows





                                   EXHIBIT B
                              (to Note Agreement)
for the three-month period ended on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position operations and changes in their financial position or cash flows for such period.

             (b) Since December 29, 1991, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Without limiting the foregoing, since December 29, 1991, neither the business, operation, properties and assets of the Company and its consolidated Subsidiaries nor any of the existing sugar beet or sugarcane crops to be purchased by the Company have been materially and adversely affected in any way as the result of any fire, explosion, earthquake, storm, sabotage, disaster, accident, labor disturbance, requisition or taking of property by governmental authority, flood, drought, embargo, riot, activity of armed forces, or act of God or the public enemy, or other casualty.

             5. Indebtedness. Annex B attached hereto correctly describes all Current Debt, Funded Debt, Capitalized Leases and Long-Term Leases of the Company and its Restricted Subsidiaries outstanding on June 30, 1992. On the Closing Date and after giving effect to the application of the proceeds of the Notes, the total amount of Funded Debt outstanding under the revolving credit agreements described in part 2 of Annex B and all other revolving credit agreements of the Company will be $10,000,000, all of which will be unsecured.

             6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements, the Memorandum or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

             7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which are expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

             8. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.


                                     B-2

             9. Patents and Trademarks. The Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

             10. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes --

                     (a)      are within the corporate powers of the Company;

                     (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                     (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

             11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Funded Debt or Current Debt and is not in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

             12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

             13. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 28, 1986, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The

Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

             14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to repay bank debt and for general corporate purposes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

             15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than ten other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

             16. ERISA. The consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and
(c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchasers.




                                     B-4

             17. Compliance with Law. Neither the Company nor any Restricted Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreements or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

             18. Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Restricted Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

             19. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or an "affiliated person" of any "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

             20. Foreign Trade. Neither the Sale of the Notes nor the use of the proceeds thereof will violate any regulation of the United States Treasury Department contained in 31 CFR Subtitle 3, Chapter V, as amended.

                          SUBSIDIARIES OF THE COMPANY

1.  RESTRICTED SUBSIDIARIES:

                                                                     PERCENTAGE OF VOTING STOCK
    NAME OF                                 JURISDICTION OF              OWNED BY COMPANY AND
    SUBSIDIARY                              INCORPORATION               EACH OTHER SUBSIDIARY
Colonial Sugars, Inc.                            Delaware                        100
Everglades Sugar Refining, Inc.                  Florida                         100
Michigan Sugar Co.                               Michigan                        100
Phoenix Packaging                                Delaware                        100
Raceland Sugars, Inc.                            Delaware                        100
Savannah Foodservice, Inc.                       Delaware                        100
Food Carrier, Inc.                               Georgia                         100
Savannah Investment Co.                          Delaware                        100
Savannah Sugar Ref. Co.                          Georgia                         100



2.  Unrestricted Subsidiaries:

                                                                      PERCENTAGE OF VOTING STOCK
    NAME OF                                 JURISDICTION OF              OWNED BY COMPANY AND
    SUBSIDIARY                              INCORPORATION               EACH OTHER SUBSIDIARY
Biomass Corporation                         Delaware                             100
Chatham Sugar Corp.                         Delaware                             100
South Coast Sugars, Inc.                    Delaware                             100
Sunaid of Florida, Inc.                     Delaware                             100



                                    ANNEX A
                           (to Closing Certificate)

                         DESCRIPTION OF DEBT AND LEASES


1. Current Debt of the Company and its Restricted Subsidiaries outstanding on June 30, 1992 is as follows:

        NONE

2. Funded Debt (other than Capitalized Rentals) of the Company and its Restricted Subsidiaries outstanding on June 30, 1992 is as follows:

                                                                                      OUTSTANDING
                                 DESCRIPTION                                           PRINCIPAL
 Savannah Foods & Industries, Inc.

    $5,000,000 aggregate principal amount 8-3/4% Senior Notes due 12/1/92             $  500,000


    $2,350,000 Savannah Port Authority Pollution Control Revenue Bonds                 1,380,000
            (Savannah Foods & Industries, Inc. Project), Series 1983 (final maturity 11/1/2001)


   $1,000,000 Savannah Port Authority Revenue Bonds (Savannah Foods &                    765,000
            Industries, Inc. Project), Series 1974 (final maturity 8/1/98)

   Revolving Credit Facility with Chase Manhattan Bank, N.A., providing for           15,000,000
            up to $15,000,000 principal amount of loans at variable rates of interest, terminating 12/21/95


   Revolving Credit Facility with Wachovia Bank of Georgia, providing for             15,000,000
            up to $20,000,000 principal amount of loans at variable rates of interest, terminating 5/1/98

   Revolving Credit Facility with Second National Bank of Saginaw,                    10,000,000
            providing for up to $10,000,000 principal amount of loans at variable rates of interest, terminating 10/31/97





                                    ANNEX B
                            (to Closing Certificate)

   Revolving Credit Facility with Trust Company Bank of Georgia, providing              10,000,000
            for up to $20,000,000 principal amount of loans at variable rates of interest, terminating 6/1/97

   Revolving Credit Facility with National Bank of Detroit, providing for               10,000,000
            up to $10,000,000 principal amount of loans at variable rates of interest, terminating 6/30/98

   ESOP Loan with NationsBank, providing for up to $10,000,000 principal                 5,500,000
            amount of ESOP loans at variable rates of interest, maturing
            10/24/99

   ESOP Loan with National Bank of Detroit, variable rate of interest,                  10,000,000
            maturing 10/9/97

   Industrial Revenue Bonds (International Automated Machines Project),                    535,000
            maturing 1995

   Industrial Development Authority of the City of Visalia Georgia                       2,500,000
         $2,500,000 Industrial Development Revenue Bonds (Savannah Foods &
         Industries Project), Series 1990, variable interest rate, maturing
         2005

   Non-Compete Agreement providing for total payments of $2,560,000,                     1,666,953
   maturing 1994

   $7,000,000 Hendry County Industrial Development Authority Industrial                  7,000,000
         Development Revenue Bonds (Savannah Foods & Industries Project),
         variable interest rate, maturing 2017

 Michigan Sugar Company (Industrial Development Revenue Bonds Guaranteed by
 Company)


   Michigan Job Development Authority Industrial Development Revenue Bonds
         (Michigan Sugar Company (Sebewaing Project), Series 1985,                       4,500,000
         variable interest rate, maturing 2000



                                   Annex B-2

   Michigan Industrial Development Revenue Bonds (Michigan Sugar Company                4,500,000
        (Croswell Project), variable interest rate, maturing 2000


   Michigan Industrial Development Revenue Bonds (Michigan Sugar Company                3,500,000
        (Caro Project), variable interest rate, maturing 2003

   Michigan Strategic Fund Industrial Development Revenue Bonds (Michigan               6,000,000
        Sugar Company (Carrollton Project), Series 1992, variable interest rate, maturing 2007


    Land Mortgage, maturing 1995                                                           22,500


                                                    TOTAL:                           $108,369,453


3. Long-Term Leases of the Company and its Restricted Subsidiaries outstanding on June 30, 1992 are as follows:

Savannah Foods & Industries, Inc., lessee

      Savannah Airport Commission - hangar lease on
      1.04 acres                                                  Expiration:  11-21-2010

      Savannah Airport Commission - Lease by builders
      transport and assumption by SFI on airport hangar           Expiration:  7-31-99

Raceland Sugars, Inc., lessee

      Agricultural Lease - Clovelly Farms                         Expiration: 12-31-95

      Property Lease in Terrebonne Parish                         Expiration:  12-31-96

      Sugar Cane Lease at Ashton Plantation                       Expiration:  12-31-97

4. Capitalized Leases of the Company and its Restricted Subsidiaries outstanding on June 30, 1992 are as follows:

      NONE



                                   Annex B-3

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION


      The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section Section 4.1 of the Note Agreements, shall be dated the related Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

           1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Agreements and to issue the Notes.

           2. The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

           3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

           4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Chapman and Cutler shall also state that the opinion of Miller, Simpson & Tatum is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

      In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware and the By-laws of the Company.

      With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.



                                   EXHIBIT C
                              (to Note Agreement)

                         DESCRIPTION OF CLOSING OPINION
                           OF COUNSEL TO THE COMPANY


      The closing opinion of Miller Simpson & Tatum, counsel for the Company, which is called for by Section 4.1 of the Note Agreements, shall be dated the related Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

           1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

           2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

           3. Each Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

           4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

           5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreements or the Notes.





                                   EXHIBIT D
                              (to Note Agreement)

           6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the pro visions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

           7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Miller Simpson & Tatum shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                           FORM OF LETTER OF TRANSFER

                                     [Date]


Savannah Foods & Industries, Inc.
Two East Bryan
Savannah, Georgia  31402


      Re:  Transfer of $_______ Principal Amount of [8.35% Series A
           Senior Note][7.15% Series B Senior Note] Due November 1, 2002 (the "Note") From [Seller] to [Secondary Purchaser]

Dear Sirs:

      Pursuant to Section Section 9.1 of the Note Agreement dated as of September 1, 1992 (the "Note Agreement") between Savannah Foods & Industries, Inc. (the "Company") and [Name of Seller] (the "Seller"), this letter is to advise you that the Seller has transferred the Note or a portion thereof in the above-referenced principal amount to [Secondary Purchaser] (the "Secondary Purchaser"). In connection with such transfer the Secondary Purchaser and the Seller hereby request that the Company deliver to the Secondary Purchaser a new [8.35% Series A Senior Note][7.15% Series B Senior Note] Due November 1, 2002 in the above-referenced principal amount in the form of Exhibit A to the Note Agreement and otherwise in the form contemplated by Section Section 9.1 of the Note Agreement (the "New Note").

      1. For the purposes of making any payment to the Secondary Purchaser of principal of and interest or premiums, if any, on the New Note, or any other amount payable thereunder, such payment shall be made to the following account:

           [Bank]
           [Address]
           [ABA No: ]
           [Account No: ]
           [Reference: ]


      2. For the purpose of giving any notice or providing information to the Secondary Purchaser required under the New Note or the Note Agreement, any such notice or information shall be delivered to the Secondary Purchaser at the following address:

           [Address]
           [Attention: ]
           [Telephone: ]
           [Telecopy: ]



                                   EXHIBIT E
                              (to Note Agreement)

      3. Please deliver the registered New Note to the Purchaser via overnight courier at the following address:

      4. [TO BE COMPLETED IF LESS THAN 100% OF THE NOTES OF THE SELLER ARE BEING SOLD.] Please deliver to the Seller a Note in the remaining principal amount of $______________ substantially in the form of Exhibit A to the Note Agreement via overnight courier at the following address:


                                  [SELLER]



                                  By
                                    -------------------------------
                                    Name:
                                    Title:



                                  [SECONDARY PURCHASER]



                                  By
                                    -------------------------------
                                    Name:
                                    Title:




                                      E-2


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